Exhibit 99

                         VIRGINIA COMMERCE BANCORP, INC.

FOR IMMEDIATE RELEASE:

              VIRGINIA COMMERCE REPORTS 21.2% AND 24.1% INCREASE IN
                    SECOND QUARTER AND YEAR-TO-DATE EARNINGS

                           TOTAL ASSETS TOP $1 BILLION
                            CONTINUED RECORD EARNINGS

ARLINGTON,  VA., MONDAY, JULY 12, 2004--Virginia Commerce Bancorp, Inc. (Nasdaq:
VCBI), parent company of Virginia Commerce Bank (the "Bank"), today announced record second quarter earnings of $3.4 million, an increase of 21.2% over 2003 second quarter earnings of $2.8 million. For the six months ended June 30, 2004, the Company achieved earnings of $6.5 million, also a record, and an increase of 24.1% compared to earnings of $5.3 million for the six month period ended June 30, 2003. On a diluted per share basis, second quarter and year-to-date earnings were $0.38 and $0.74 compared to $0.33 and $0.62 for the same periods in 2003, an increase of 15.2% and 19.4%, respectively. The Company's year-to-date return on average assets and return on average equity were 1.38% and 21.26%.

DETAILED REVIEW OF FINANCIAL PERFORMANCE

Net interest income for the second quarter of $9.7 million was up $2.0 million, or 26.1%, compared with $7.7 million for the same quarter last year. For the six months ended June 30, 2004, net interest income increased $3.8 million, or 25.5%, from $14.9 million for the six months ended June 30, 2003, to $18.7 million. Increases for both periods were due to significant growth in earning assets, as the Company's net interest margin declined from 4.23% in the second quarter of 2003 to 4.05% for the current three month period and from 4.34% for the six months ended June 30, 2003, to 4.15% year-to-date. The declines in the net interest margin are due mostly to lower yields on loans as new loans have continued to be added over the periods at lower rates.

Provisions for loan losses were up $412 thousand, or 101.0%, from $408 thousand for the three months ended June 30, 2003, to $820 thousand during the current three-month period, and increased $543 thousand, or 71.1%, from $764 thousand for the six months ended June 30, 2003, to $1.3 million for the six months ended June 30, 2004. Increases for both periods were due to higher levels of growth in loans as asset quality remained very strong with non-performing assets and past due loans to total assets of 0.02% as of June 30, 2004, compared to 0.19% at June 30, 2003, and 0.16% at December 31, 2003. The Company recorded a net recovery of $4 thousand for the six months ended June 30, 2004, compared to a net charge-off of $36 thousand for the same period in 2003.

Non-interest income of $1.6 million declined 19.5% over the prior year's second quarter level of $2.0 million and decreased $921 thousand, or 24.7%, to $2.8 million year-to-date. The decreases were primarily the result of lower levels of fees and net gains on mortgage loans held-for-sale due to lower refinancing activity as all other categories of non-interest income categories reflected improvement over prior periods.

Non-interest expense of $5.3 million increased 4.9% over the $5.0 million reported for the second quarter of 2003 and increased 3.8% to $10.3 million year-to-date from $10.0 million for the six months ended June 30, 2003. These low levels of increases are the result of lower levels of commissions paid on mortgage loans held-for-sale and continued strong cost control efforts.

Overall, revenue sources increased due to strong balance sheet growth, and in particular loans, despite declines in the Company's net interest margin and fees and net gains from mortgage lending operations, while provisions for loan losses were significantly higher due to the growth in loans. In addition, the Company's continued efforts to control its non-interest expenses resulted in further efficiency ratio improvement from 51.6% during the second quarter 2003 to 46.6% for the current period and from 53.1% for the six months ended June 30, 2003, to 47.9% year-to-date.

As noted, the Company continues to experience strong balance sheet growth with total assets increasing $250.3 million, or 31.3%, from $800.0 million as of June 30, 2003, to $1.05 billion at June 30, 2004, and increasing $169.2 million, or 19.2%, from $881.1 million at December 31, 2003. Growth was driven by a $203.4 million, or 29.1%, increase in deposits from $698.2 million at June 30, 2003, to $901.6 million at June 30, 2004, and a $128.1 million, or 16.6%, increase from $773.5 million at December 31, 2003. In addition, growth was fueled by a $12.9 million, or 39.7%, increase in repurchase agreements from $32.5 million at June 30, 2003, to $45.4 million at June 30, 2004, and $22.0 million in net proceeds from the sale of 891,250 shares of common stock in a follow-on public offering in May 2004.

Loans, net of allowance for loan losses, and excluding loans held-for-sale, increased $206.2 million, or 35.9%, from $574.0 million at June 30, 2003, to $780.2 million at June 30, 2004, and increased $125.3 million, or 19.1%, from $654.9 million at December 31, 2003. The majority of loan growth occurred in construction and non-farm, non-residential real estate loans with construction loans increasing $77.9 million, or 62.5%, from $124.7 million at June 30, 2003, to $202.5 million at June 30, 2004, and non-residential real estate loans increasing $79.8 million, or 27.5%, from $290.2 million at June 30, 2003, to $370.0 million at June 30, 2004. Since December 31, 2003, construction loans have increased $49.1 million, or 32.0%, and non-farm, non-residential real estate loans have grown $44.3 million, or 13.6%. One-to-four family residential real estate loans represented the next largest category increase, rising $27.7 million, or 37.6%, from $73.7 million at June 30, 2003, to $101.4 million at June 30, 2004, and increasing $12.6 million, or 14.2%, from $88.8 million at December 31, 2003, as a result of higher levels of home equity lines of credit outstanding. Commercial loans increased $19.1 million, or 33.5%, from $57.0 million at June 30, 2003, to $76.1 million at June 30, 2004, and increased $14.9 million, or 24.4%, from $61.2 million at December 31, 2003.

Loans held-for-sale, which represent one-to-four family residential real estate loans originated on a pre-sold basis to various investors, fell by $13.3 million, or 56.0%, from $23.8 million at June 30, 2003, to $10.5 million at June 30, 2004, due to lower levels of originations as a result of lower refinancing activity. Originations were down $26.9 million, or 32.3%, from $83.2 million during the three months ended June 30, 2003, to $56.3 million during the current three-month period and declined by $65.1 million, or 42.5%, from $153.0 million for the six months ended June 30, 2003, to $87.9 million year-to-date.

Deposit growth occurred in all categories with non-interest bearing demand deposits increasing $38.5 million, or 32.1%, from $119.8 million at June 30, 2003, to $158.3 million at June 30, 2004, savings and interest-bearing demand deposits increasing $76.8 million, or 28.3%, from $271.6 million at June 30, 2003, to $348.4 million at June 30, 2004, and time deposits growing $88.1 million, or 28.7%, from $306.8 million at June 30, 2003, to $394.9 million at June 30, 2004. For the six months ended June 30, 2004, non-interest bearing demand deposits rose $38.5, savings and interest-bearing demand deposits grew $8.3 million, and time deposits increased by $81.3 million. As of June 30, 2004, time deposits represent 43.8% of total deposits.

Stockholders' equity increased $33.8 million, or 68.9%, from $49.0 million at June 30, 2003, to $82.8 million at June 30, 2004, on earnings over the last four quarters of $12.8 million ($1.48 diluted per share), $22.0 million in net proceeds from the issuance of 891,250 shares of common stock through a follow-on public offering in May 2004, $961 thousand in proceeds and tax benefits from the exercise of stock options and warrants by Company directors and officers and a decline in other comprehensive income of $2.0 million.

ABOUT VIRGINIA COMMERCE BANCORP

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through thirteen branch offices, two residential mortgage offices and one investment services office principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under accounting principles generally accepted in the United States, or "GAAP".

For further information contact:  William K. Beauchesne
                                  Executive Vice President and Chief
                                  Financial Officer
                                  (703) 633-6120      wbeauchesne@vcbonline.com



                         Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended June 30,           Six Months Ended June 30,
                                                         2004         2003     % CHANGE         2004        2003  % CHANGE
                                                    ---------- ------------ ------------ ------------ ----------- ------------
SUMMARY OPERATING RESULTS:
   Interest and dividend income                      $ 13,572     $ 11,293        20.2%     $ 26,106    $ 21,881        19.3%
   Interest expense                                     3,852        3,584         7.5%        7,387       6,971         6.0%
     Net interest and dividend income                   9,720        7,709        26.1%       18,719      14,910        25.5%
   Provision for loan losses                              820          408       101.0%        1,307         764        71.1%
   Non-interest income                                  1,602        1,989       -19.5%        2,811       3,732       -24.7%
   Non-interest expense                                 5,279        5,032         4.9%       10,326       9,950         3.8%
     Income before income taxes                         5,223        4,258        22.7%        9,897       7,928        24.8%
   Net income                                        $  3,438      $ 2,837        21.2%      $ 6,524     $ 5,255        24.1%

PERFORMANCE RATIOS:
   Return on average assets                             1.38%        1.51%                     1.38%       1.47%
   Return on average equity                            21.12%       23.96%                    21.26%      23.22%
   Net interest margin                                  4.05%        4.23%                     4.15%       4.34%
   Efficiency ratio (1)                                46.55%       51.58%                    47.87%      53.10%

PER SHARE DATA:
   Net income-basic                                    $ 0.42       $ 0.36        16.7%       $ 0.81      $ 0.68        19.1%
   Net income-diluted                                  $ 0.38       $ 0.33        15.2%       $ 0.74      $ 0.62        19.4%
   Average number of shares outstanding:
     Basic                                          8,229,881    7,791,238                 8,072,962   7,736,171
     Diluted                                        8,928,423    8,518,632                 8,779,161   8,433,055

                                                                          As of June 30,
                                                               --------------------------------------
                                                                      2004         2003     % Change
                                                               ------------ ------------ ------------

SELECTED BALANCE SHEET DATA:
   Loans, net                                                  $   780,184    $ 573,973        35.9%
   Investment securities                                           171,623      109,872        56.2%
   Assets                                                        1,050,292      799,985        31.3%
   Deposits                                                        901,629      698,200        29.1%
   Stockholders' equity                                             82,790       49,019        68.9%
   Book value per share                                             $ 9.38    $    6.28        49.4%

CAPITAL RATIOS (% of risk weighted assets):
   Tier 1 capital:
     Company                                                        11.67%       10.13%
     Bank                                                            9.48%        7.40%
   Total qualifying capital:
     Company                                                        12.67%       11.46%
     Bank                                                           12.54%       11.28%

ASSET QUALITY
   Non-performing assets:
     Impaired loans                                                  $ 203      $    65       212.3%
     Non-accrual loans                                                   9          253       -96.4%
     Loans 90+ days past due and still accruing                         12          289       -95.9%
     Troubled debt restructurings                                       --          875      -100.0%
                                                                       ---        -----      -------
       Total non-performing assets, past due                         $ 224      $ 1,482       -84.9%
          loans and troubled debt restructurings
                 to total loans:                                     0.03%        0.25%
                 to total assets:                                    0.02%        0.19%
   Allowance for loan losses to total loans                          1.11%        1.14%
   Net charge-offs (recoveries)                                      $ (4)         $ 36
   Net charge-offs to average loans outstanding                      0.00%        0.01%


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


                                                                          As of June 30,
                                                               --------------------------------------
                                                                      2004         2003     % Change
                                                               ------------ ------------ ------------

LOAN PORTFOLIO: (2)
   Commercial                                                    $  76,120    $  57,025        33.5%
   Real estate-one to four family residential                      101,390       73,658        37.6%
   Real estate-mutifamily residential                               36,466       31,569        15.5%
   Real estate-nonfarm, nonresidential                             369,988      290,217        27.5%
   Real estate-construction                                        202,534      124,654        62.5%
   Consumer                                                          6,022        5,754         4.7%
                                                                   -------      -------
     Total loans                                                 $ 792,520    $ 582,877        36.0%
   Less unearned income                                              3,568        2,252        58.4%
   Less allowance for loan losses                                    8,768        6,652        31.8%
                                                                   -------      -------
     Loans, net                                                  $ 780,184    $ 573,973        35.9%

INVESTMENT SECURITIES (AT BOOK VALUE):
   Available-for-sale:
     U.S. Government Agency obligations                          $ 106,890    $  86,934        23.0%
     U.S. Treasuries                                                 9,900           --          n/a
     Domestic corporate debt obligations                             6,017        5,995         0.4%
     Obligations of states and political subdivisions                1,256        1,340        -6.3%
     Restricted stock:
       Federal Reserve Bank                                          1,442          722        99.7%
       Federal Home Loan Bank                                        1,598        1,355        17.9%
       Community Bankers' Bank                                          55           55           --
                                                                   -------      -------
                                                                 $ 127,158    $  96,401        31.9%
   Held-to-maturity:
     U.S. Government Agency obligations                          $  36,044    $   5,952       505.6%
     Obligations of states and political subdivisions                7,931        7,034        12.8%
     Domestic corporate debt obligations                               490          485         1.0%
                                                                   -------      -------
                                                                 $  44,465    $  13,471       230.1%


(1) Computed by dividing non-interest expense by the sum of net interest income on a tax-equivalent basis using a 35% rate and non-interest income.

(2)  Excludes loans held-for-sale.



                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)
                                 As of June 30,
                                   (Unaudited)

                                                                                2004                 2003
                                                                    -----------------     ----------------
ASSETS
Cash and due from banks                                                  $    22,530            $  28,521
Securities (fair value: 2004, $171,172; 2003, $110,470)                      171,623              109,872
Federal funds sold                                                            44,318               45,430
Loans held-for-sale                                                           10,491               23,851
Loans, net of allowance for loan losses of $8,768 in 2004 and
  $6,652 in 2003                                                             780,184              573,973
Bank premises and equipment, net                                               6,286                6,405
Accrued interest receivable                                                    3,319                2,538
Other assets                                                                  11,541                9,395
                                                                    -----------------     ----------------
   Total assets                                                          $ 1,050,292            $ 799,985
                                                                    =================     ================
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
   Demand deposits                                                       $   158,299            $ 119,795
   Savings and interest-bearing demand deposits                              348,406              271,558
   Time deposits                                                             394,924              306,847
                                                                    -----------------     ----------------
   Total deposits                                                        $   901,629            $ 698,200
Securities sold under agreement to repurchase and federal funds               45,444               32,539
  purchased
Other borrowed funds                                                              --                  400
Trust preferred capital notes                                                 18,000               18,000
Accrued interest payable                                                       1,123                1,115
Other liabilities                                                              1,306                  712
Commitments and contingent liabilities                                            --                   --
                                                                    -----------------     ----------------
   Total liabilities                                                     $   967,502            $ 750,966
                                                                    =================     ================
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par, 1,000,000 shares authorized and              $        --            $      --
  un-issued
Common stock, $1.00 par, 20,000,000 shares authorized, issued and
  outstanding 2004, 8,824,476; 2003, 7,801,806                                 8,824                7,802
Surplus                                                                       39,456               17,537
Retained earnings                                                             35,877               23,063
Accumulated other comprehensive income (loss), net                           (1,367)                  617
                                                                    -----------------     ----------------
   Total stockholders' equity                                            $    82,790            $  49,019
   Total liabilities and stockholders' equity                            $ 1,050,292            $ 799,985
                                                                    =================     ================


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


                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                            Three Months Ended                Six Months Ended
                                                                 June 30,                         June 30,
                                                      -------------------------------- --------------------------------
                                                            2004            2003            2004            2003
                                                      ----------------- -------------- --------------- ----------------

INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                                $ 12,089       $ 10,168        $ 23,220         $ 19,860
    Interest and dividends on investment securities:
       Taxable                                                   1,288            919           2,547            1,634
       Tax -exempt                                                  59             66             132              133
       Dividends                                                    25             24              49               49
    Interest on federal funds sold                                 111            116             158              205
                                                                ------         ------          ------           ------
    Total interest and dividend income                        $ 13,572       $ 11,293        $ 26,106         $ 21,881

INTEREST EXPENSE:
    Deposits                                                  $  3,609       $  3,333        $  6,901         $  6,473
    Securities sold under agreement to repurchase
       and federal funds purchased                                  35             32              67               60
    Other borrowed funds                                            --              6               4               12
    Trust preferred capital notes                                  208            213             415              426
                                                                ------         ------          ------           ------
    Total interest expense                                    $  3,852       $  3,584        $  7,387         $  6,971

NET INTEREST INCOME:                                          $  9,720       $  7,709        $ 18,719         $ 14,910
    Provision for loan losses                                      820            408           1,307              764
                                                                ------         ------          ------           ------
    Net interest income after provision for loan              $  8,900       $  7,301        $ 17,412         $ 14,146
     losses

NON-INTEREST INCOME:
    Service charges and other fees                            $    436       $    392        $    883         $    799
    Non-deposit investment services commissions                    108              2             190               15
    Fees and net gains on loans held-for-sale                      961          1,555           1,552            2,854
    Other                                                           97             40             186               64
                                                                ------         ------          ------           ------
    Total non-interest income                                 $  1,602       $  1,989        $  2,811         $  3,732

NON-INTEREST EXPENSE:
    Salaries and employee benefits                            $  3,056       $  3,078        $  5,904         $  6,076
    Occupancy expense                                              753            781           1,534            1,566
    Data processing expense                                        325            307             638              591
    Other operating expense                                      1,145            866           2,250            1,717
                                                                ------         ------          ------           ------
    Total non-interest expense                                $  5,279       $  5,032        $ 10,326         $  9,950

    Income before taxes on income                             $  5,223       $  4,258        $  9,897         $  7,928
    Provision for income taxes                                   1,785          1,421           3,373            2,673
                                                                ------         ------          ------           ------
NET INCOME                                                    $  3,438       $  2,837        $  6,524         $  5,255

    Earnings per common share, basic                          $   0.42       $   0.36        $   0.81         $   0.68
    Earnings per common share, diluted                        $   0.38       $   0.33        $   0.74         $   0.62


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

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                           Three Months Ended June 30,
                                   (Unaudited)

                                           ------------ ------------ -------------    ------------- -------------- -----------
                                                           2004                                         2003
                                           ------------ ------------ -------------    ------------- -------------- -----------
                                                           Interest    Average                                      Average
                                             Average       Income-      Yields          Average       Interest       Yields
(Dollars in thousands)                       Balance       Expense      /Rates          Balance     Income-Expense   /Rates
                                           ------------ ------------ -------------    ------------- -------------- -----------
ASSETS
Securities (1)                               $ 149,753     $  1,372         3.72%        $  98,504       $  1,009       4.26%
Loans, net of unearned income (2)              765,987       12,089         6.24%          582,957         10,168       6.90%
Federal funds sold                              49,443          111         0.89%           39,648            116       1.16%
                                           ------------ ------------ -------------    ------------- -------------- -----------
TOTAL INTEREST-EARNING ASSETS                $ 965,183     $ 13,572         5.65%        $ 721,109       $ 11,293       6.22%
Other assets                                    32,103                                      32,169
                                           ------------                               -------------
TOTAL ASSETS                                 $ 997,286                                   $ 753,278
                                           ============                               =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                               $ 205,528      $   680         1.33%        $ 133,493        $   589       1.77%
  Money market accounts                        118,022          405         1.38%           81,368            370       1.82%
  Savings accounts                              19,427           27         0.55%           25,309             63       1.00%
  Time deposits                                384,835        2,497         2.60%          299,210          2,311       3.10%
                                           ------------ ------------ -------------    ------------- -------------- -----------
Total interest-bearing deposits              $ 727,812      $ 3,609         1.99%        $ 539,110        $ 3,333       2.48%
Securities sold under agreement to
  repurchase and federal funds purchased        35,996           35         0.39%           31,961             32       0.41%
Other borrowed funds                                --           --            --              400              6       5.93%
Trust preferred capital notes                   18,000          208         4.58%           18,000            213       4.73%
                                           ------------ ------------ -------------    ------------- -------------- -----------
TOTAL INTEREST-BEARING LIABILITIES           $ 781,808      $ 3,852         1.98%        $ 589,471        $ 3,584       2.44%
Demand deposits and other liabilities          150,199                                     116,312
                                           ------------                               -------------
TOTAL LIABILITIES                            $ 932,007                                   $ 705,783
Stockholders' equity                            65,279                                      47,495
                                           ------------                               -------------
TOTAL LIABILITIES AND STOCKHOLDERS'          $ 997,286                                   $ 753,278
EQUITY
                                           ============                               =============
Interest rate spread                                                        3.67%                                       3.78%
Net interest income and margin                              $ 9,720         4.05%                         $ 7,709       4.23%

 (1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 35.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $650 thousand and $570 thousand for the three months ended June 30, 2004, and 2003, respectively.


                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                            Six Months Ended June 30,
                                   (Unaudited)

                                           ------------ ------------ -------------    ------------- -------------- -----------
                                                           2004                                         2003
                                           ------------ ------------ -------------    ------------- -------------- -----------
                                                           Interest    Average                                      Average
                                             Average       Income-      Yields          Average       Interest       Yields
(Dollars in thousands)                       Balance       Expense      /Rates          Balance     Income-Expense   /Rates
                                           ------------ ------------ -------------    ------------- -------------- -----------
ASSETS
Securities (1)                               $ 144,202     $  2,728         3.84%        $  87,240       $  1,816       4.35%
Loans, net of unearned income (2)              727,637       23,220         6.31%          561,118         19,860       7.04%
Federal funds sold                              33,964          158         0.92%           35,399            205       1.15%
                                           ------------ ------------ -------------    ------------- -------------- -----------
TOTAL INTEREST-EARNING ASSETS                $ 905,803     $ 26,106         5.79%        $ 683,757       $ 21,881       6.39%
Other assets                                    42,005                                      34,950
                                           ------------                               -------------
TOTAL ASSETS                                 $ 947,808                                   $ 718,707
                                           ============                               =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                               $ 205,986     $  1,367         1.33%        $ 126,520       $  1,084       1.73%
  Money market accounts                        114,072          789         1.39%           76,080            692       1.83%
  Savings accounts                              19,245           52         0.55%           21,916            111       1.02%
  Time deposits                                357,145        4,693         2.63%          290,844          4,586       3.18%
                                           ------------ ------------ -------------    ------------- -------------- -----------
Total interest-bearing deposits              $ 696,448     $  6,901         1.99%        $ 515,360       $  6,473       2.53%
Securities sold under agreement to
  repurchase and federal funds purchased        34,226           67         0.39%           31,161             60       0.39%
Other borrowed funds                               617            4         1.23%              400             12       5.93%
Trust preferred capital notes                   18,000          415         4.57%           18,000            426       4.74%
                                           ------------ ------------ -------------    ------------- -------------- -----------
TOTAL INTEREST-BEARING LIABILITIES           $ 749,291     $  7,387         1.98%        $ 564,920       $  6,971       2.49%
Demand deposits and other liabilities          136,981                                     108,149
                                           ------------                               -------------
TOTAL LIABILITIES                            $ 886,272                                   $ 673,069
Stockholders' equity                            61,536                                      45,638
                                           ------------                               -------------
TOTAL LIABILITIES AND STOCKHOLDERS'          $ 947,808                                   $ 718,707
EQUITY
                                           ============                               =============
Interest rate spread                                                        3.81%                                       3.90%
Net interest income and margin                             $ 18,719         4.15%                        $ 14,910       4.34%

(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 35.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $1.2 million and $955 thousand for the six months ended June 30, 2004, and 2003, respectively.